FOR IMMEDIATE RELEASE EXH 99.1
Dec. 10, 2025

Darling Ingredients and Tessenderlo Group Sign Definitive Agreement to form New Company to Accelerate Growth in Attractive Collagen-Based Health, Wellness and Nutrition Sector
IRVING, Texas – Darling Ingredients Inc. (NYSE: DAR) today announced the signing of a definitive agreement with Tessenderlo Group (XBRU: TESB) to combine the collagen and gelatin segments of their companies into a new company, requiring no cash or initial investment from either party. This strategic partnership aims to create a top-tier, collagen-based health, wellness and nutrition products company positioned to capitalize on global collagen growth.
Darling Ingredients first announced the joint venture in May. The proposed new company will combine Darling Ingredients’ collagen and gelatin business, branded as Rousselot, with Tessenderlo Group’s PB Leiner business. Darling Ingredients will hold a majority, 85% ownership stake and Tessenderlo Group will hold the remaining 15%. The combination will result in a new company, initially with expected annual revenue of approximately $1.5 billion, and total gelatin and collagen capacity of about 200,000 metric tons across 22 facilities located in South America, North America, Europe and Asia.
Over time, the integration of the two companies provides significant opportunities to realize synergies and develop the Nextida portfolio of products, which are designed to deliver targeted health benefits and provide a significant opportunity to increase earnings.
“This strategic partnership is expected to create new opportunities for growth, while expanding options to enhance shareholder value for Darling Ingredients,” said Randall C. Stuewe, Chairman and Chief Executive Officer of Darling Ingredients. “Collagen continues to be the fastest-growing part of our food segment, and with PB Leiner’s talented team, assets and product portfolio, we are well positioned to accelerate innovation, scale and growth in this dynamic market.”

Luc Tack, Chief Executive Officer, Tessenderlo Group, added “This final agreement is an important step forward in building a stronger future for our partnership.”

Pending regulatory approvals, the transaction is expected to close in 2026.

About Darling Ingredients
A pioneer in circularity, Darling Ingredients Inc. (NYSE: DAR) takes material from the animal agriculture and food industries, and transforms them into valuable ingredients that nourish people, feed animals and crops, and fuel the world with renewable energy. The company operates over 260 facilities in more than 15 countries and processes about 15% of the world’s animal agricultural by-products, produces about 30% of the world’s collagen (both gelatin and hydrolyzed collagen), and is one of the largest producers of renewable energy. To learn more, visit darlingii.com. Follow us on LinkedIn.

About Tessenderlo Group
Tessenderlo Group is an industrial group that focuses on agriculture, valorizing bio-residuals, machinery, mechanical engineering, electronics, energy, and providing industrial solutions with a focus on water. With its headquarters in Belgium, the group is active in over 100 countries and has a global team of more than 7,000 employees.

Cautionary Statements Regarding Forward-Looking Information:
This release may contain “forward-looking statements,” which include information concerning the Company’s financial performance, plans, objectives, goals, strategies, future earnings, cash flow, performance and other information that is not historical information, including information concerning the outlook and projected performance of the proposed joint venture company to be formed with Tessenderlo. When used in this release, the words “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company or the joint venture company to be formed with Tessenderlo will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These include factors which could preclude the Company from closing the proposed transaction with Tessenderlo or realizing the anticipated benefits of the proposed transaction. Other risk factors include those that are discussed in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
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Darling Ingredients Contacts
Media:         Jillian Fleming
        Director, Global Communications
        (972) 541-7115; jillian.fleming@darlingii.com

Investors:     Suann Guthrie
Senior VP, Investor Relations and Global Affairs
(469) 214-8202; suann.guthrie@darlingii.com